                                                                    Exhibit 10.4

                                 LEASE AGREEMENT

This Lease Agreement is made this 12th day of August, 2003, by and between Thrustmaster of Texas, Inc. ("Lessor"), a Texas corporation having its principal place of business at 12227 FM 529, Houston, Texas 77041, and Torch Offshore, Inc. ("Lessee"), a Louisiana Corporation having its principal place of business at 401 Whitney Avenue, Suite 400, Gretna, Louisiana 70056.

1. EQUIPMENT LEASE. As of the commencement of the Term (as hereinafter defined), Lessor leases to Lessee and Lessee leases from Lessor that certain custom-built equipment ("Equipment"), consisting of two (2) Modular Thruster Units, Serial No. Y030137-1 and Y030137-2, with two (2) sets of Hydraulic Power Unit components, two (2) sets of interconnecting hoses and cables, two (2) local panels, DP interface, two (2) oil coolers and one (1) remote control panel. The Lessee agrees to utilize the Equipment solely for installation and use on the Pipelay Barge "Midnight Eagle" (the "Vessel"), operating in the Gulf of Mexico. This lease is based on Lessor's Thruster Proposal letter 6662TM Revision 3 dated July 8, 2003 which is incorporated into this Lease Agreement as Schedule D. In the event of any conflicts between said Schedule D and the body of this Lease Agreement, Schedule D shall govern.

2. TERM AND EXTENSIONS. The term ("Term") of the lease shall commence on the date ("Commencement Date") which is earlier of (i) the date all of the Equipment is or has been released for shipment by Lessor to the Vessel, or (ii) the date seven calendar days after the Lessor notifies the Lessee in writing that the Equipment is ready for release of shipment. The initial Term ("Initial Term") shall conclude on the date ("Termination Date") 182 calendar days following the Commencement Date. The Lessee shall cause the Equipment to be returned to the Lessor's factory in Houston, Texas on or before the Termination Date (such that the Equipment shall be in the possession of the Lessor in Houston on the Termination Date), provided that absent such timely return and other written notice from Lessor, this lease and the Term shall continue on a calendar month-by-month basis until either party provides 30 days advance written notice of termination, in which event this Lease shall terminate on the date provided in such notice.

Lessor anticipates that the Equipment shall be available for release to Lessee on or around July 18, 2003. Without limitation of the provisions of Schedule C (Warranty Provisions), Lessor shall not be liable for any consequential damages for delay in availability of the Equipment to the Lessee.

3. RENT; SHIPMENT COSTS.

A. INITIAL TERM RENT; MONTHLY RENT. The rent for the initial six-month Term ("Initial Term Rent"), subsequent monthly rent ("Monthly Rent") for the Equipment and a schedule of values for the Equipment is set forth in the attached Schedule A ("Rental Schedule"). Lessee shall pay the Initial Term Rent contemporaneously with its execution of this Lease. If this Lease continues beyond the Initial Term, Lessee shall pay to Lessor the Monthly Rent for each calendar month beyond the Initial Term on or before the first day of each such calendar month, time being of the essence; plus, with the first such monthly payment, rent at the Daily Rate covering the number of days from the conclusion of the Initial Term to the first day of such calendar month.

B. SHIPPING COSTS. Shipment of the Equipment in connection with the commencement of the Lease, pursuant to warranty or otherwise, and in connection with the return of the Equipment to Lessor at time of termination, shall in all events be in accordance with the written instructions of, and at the sole transportation costs, risk and responsibility of Lessee. Said costs shall be paid by Lessor prior to each particular shipment.

4. MAINTENANCE AND RETURN OF EQUIPMENT.

A. LESSOR WARRANTY PROVISIONS. LESSOR HAS NO PIPE-LAYING EXPERTISE AND, EXCEPT AS PROVIDED IN SCHEDULE D, DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LESSOR'S WARRANTIES ARE FURTHER LIMITED AND EXPLAINED AS SET FORTH IN THE ATTACHED SCHEDULE C, WARRANTY PROVISIONS.



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

B. MAINTENANCE; FIELD SUPPORT BY LESSOR. Except to the extent covered under express Warranty Provisions attached hereto, Lessee will, at its own expense, and in accordance with written operating and maintenance instructions from Lessor, maintain the Equipment in good and safe operating order, repair and condition; Lessee will pay for all fuel, service, inspection, overhauls, replacements, substitutions, materials and labor necessary or desirable for the proper use, repair, operation and maintenance of the Equipment, and will keep the Equipment on the vessel when not in use. During vessel mobilization, demobilization and when requested from time to time by Lessee, Lessor agrees to make available to Lessee trained field service representatives to assist Lessee's personnel in installation, hook-up, start-up, dock trials, sea trials, trouble-shooting and repair relating to the Equipment. Lessee agrees to pay Lessor for these field service representatives in accordance with Lessor's "Field Service Rates and Conditions" attached hereto as Schedule B, except that 5 (five) days of Lessor field service is included in the pricing for the Initial Term for start-up assistance. After the Initial term, and subject to the "Warranty Provisions" set forth on Schedule C, Lessor reserves the right to alter such rates and conditions to reflect any increases or changes in Lessor's general rates and conditions.

C. RISK OF LOSS. Lessee shall bear all risks of damage to, or loss or destruction of, the Equipment during the Term, until all Equipment has been returned to Lessor. No such damage to, or loss or destruction of, any Equipment, shall impair any obligation of Lessee to Lessor under this Lease, including, without limitation, any obligation to pay rent.

D. RETURN OF EQUIPMENT. At the termination of the Term, Lessee shall surrender and return the Equipment to Lessor at Lessor's factory in Houston, Texas, in working condition and in original condition, ordinary wear and tear excepted, together with any additions to the Equipment that Lessee may make during the Term. Lessee shall properly prepare, crate and assemble the Equipment for shipment prior to and in connection with its return. Notwithstanding and without compromising Lessee's duty to return the Equipment, Lessee shall remain responsible for rent at the rates provided in the Rental Schedule for the entire period prior to the actual date of return to Lessor in Houston, Texas.

5. PURCHASE OPTION. Lessor hereby extends an option to the Lessee to purchase all of the Equipments at and as of the conclusion of the Initial Term for the purchase price ("Purchase Price") specified in the Rental Schedule, less a credit in the amount equal to 75% of the Initial Term Rent, to the extent theretofore paid by Lessee hereunder. Such option may be exercised by providing at least 30 days advance written notice to Lessor and by paying the balance of the Purchase Price to Lessor in immediately available U.S. funds on or before the end of the Initial Term, time being of essence. If such option is exercised, title to the Equipment shall transfer as of the later of the date of payment or the date of expiration of the Initial Term. For purposes of Schedule C, Warranty Provisions, title to the Equipment shall be deemed to have transferred to the Lessee as of the Commencement Date.

Lessor also extends an alternate option to Lessee, to purchase two 750 HP thrusters, Thrustmaster Model OD750N with accessories, at a purchase price ("OD750N Purchase Price") per Schedule A, less a credit in an amount equal to 75% of the Initial Term Rent, provided that this alternate option is exercised not later than 150 days after the commencement of the Initial Term.

6. FEES AND TAXES. Lessee agrees to pay promptly when due, and to indemnify and hold Lessor harmless from, all license, title and registration fees whatsoever, all levies, imposts, duties, charges or withholdings whatsoever, and all sales, use, personal property, stamp and other taxes whatsoever (together with any penalties, fines or interest thereon) whether assessed, levied or imposed by any governmental or taxing authority against or upon Lessor or otherwise, with respect to any Equipment or the purchase, acquisition, ownership, delivery, leasing, possession, use, operation, control, return or other



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

disposition thereof, or the rents, receipts or earnings arising therefrom, or with respect to this Lease, excluding only any federal, state or local taxes levied on Lessor's income. In the event any such fees, levies, imposts, duties, charges or taxes are paid by Lessor, or if Lessor's be required to collect or pay any thereof, Lessee shall reimburse Lessor therefor (plus any penalties, fines or interest thereon) promptly upon demand.

7. INDEMNIFICATION BY LESSEE. Lessee agrees to indemnify and hold Lessor and assignee of Lessor harmless against any and all claims, demands, liabilities, losses, damages and injuries, of whatsoever kind, and all fees (including attorney's fees whether or not suit is instituted and in all courts, arbitrations, or other proceedings, including bankruptcy proceedings), costs, expenses, penalties and interest, directly or indirectly relating to, resulting from, or in any way arising from or connected with this Lease, including but not limited to:

         (a) the manufacture, purchase, delivery, installation, possession, maintenance, condition (including, without limitation, defects, but excluding latent defects not discoverable by Lessee), use, operation, control, loss, damage, destruction, removal, return, storage, surrender, sale or other disposition of any Equipment; whether or not the Lessor is also indemnified against such liabilities, claims, and demands by any manufacturer, seller or Supplier of any such Equipment;

         (b) any accident of any kind whatsoever, including but not limited to, accidents arising in connection with the possession, operation, use, condition, control, return or storage of any Equipment resulting in damaged to property or injury to any person or entity;

         (c) strict liability in tort, including that caused by defects, but excluding latent defects not discoverable by Lessee;

         (d) Lessee's failure to perform promptly any obligation under this Lease; and

         (e) the enforcement of this Lease.

8. USE OF EQUIPMENT; LIENS; LESSEE'S ASSIGNMENT; APPROVALS; LOCATION. Lessee warrants and agrees that the Equipment will at all times be used, maintained and operated under and in compliance with all applicable laws, including but not limited to the laws of the jurisdictions in which the Equipment may be located and operated from time to time, and in compliance with all lawful acts, rules, regulations and orders of any judicial, legislative or regulatory body having power to regulate or supervise the use of the Equipment. Lessee agrees that without Lessor's prior written consent Lessee will not assign, pledge, mortgage, hypothecate, encumber, grant a security interest in, other than liens, charges or encumbrances placed thereon by Lessor or by persons claiming against Lessor; without waiver of that prohibition, Lessee agrees to remove without delay any such liens, charges or encumbrances. Additionally, Lessee agrees it will not transfer any of its rights under this Lease, or sublease any of the Equipment, or permit any of the Equipment to be used by anyone other than Lessee or Lessee's employees. Lessee agrees to procure and maintain in effect all licenses, certificates, permits and other approvals and consents required by federal, state, county, municipal, or foreign laws and regulations in connection with the possession, use, operation and maintenance of the Equipment. Lessee agrees that without Lessor's prior written consent specifying the name and flag of the new vessel, Lessee will not remove or suffer any of the Equipment to be removed from the Vessel to another vessel.

9. INSURANCE. In connection with each Rental Schedule, Lessee agrees to procure, at its own expense, and maintain in force until the Equipment is returned to Lessor or the following insurance, at a


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minimum, in companies and form acceptable to Lessor: (a) a policy of general liability insurance, including bodily injury and property damage, protecting the interest of Lessor and Lessee with limits of not less than $500,000, naming Lessor as additional insured, and (b) a policy of all risk of physical damaged insurance, including burglary and theft, covering the Equipment for not less than the Purchase Price, naming the Lessor as loss payee. Lessee shall furnish to Lessor satisfactory evidence of the required insurance. Such policies of insurance shall provide for at least thirty (30) days prior written notice of cancellation. Lessor shall have the authority of making, adjusting, or settling any claims under any insurance policies insuring the Equipment, and may do so without any liability to Lessee except for fraud or gross negligence. To the extent not prohibited by the policies, Lessee assigns to Lessor all of its right , title and interest to any insurance policies insuring the Equipment, including all rights to receive the proceeds of insurance not in excess of the unpaid obligations under the Lease through its expiration, plus the Purchase Price shown on the annexed Pricing Schedule after accounting for credits due Lessee as may be applicable per Paragraph 5 of this Lease Agreement and directs any insurer to pay all such proceeds directly to Lessor and authorizes Lessor to endorse Lessee's name on any draft for such. Upon payment of said amount, title to the Equipment shall transfer to Lessee as if the Purchase Option granted in paragraph 5 were properly elected and executed. Except as otherwise herein expressly provided, no damage to, or loss or destruction of, any Equipment, shall impair any obligation of Lessee to Lessor or Lessor to Lessee under this Lease, including, without limitation, the obligation to pay rent. In the event of any casualty occurrence with respect to any Equipment, Lessee shall promptly notify Lessor in writing of such fact, fully informing Lessor of all details with respect thereto and shall, within thirty (30) days after such casualty occurrence at Lessor's or Lessee's option and Lessee's sole expense, (a) Only if Lessor has determined that the equipment can be restored to its condition prior to the casualty, repair and place the Equipment in good condition and furnish all parts, mechanisms and devices required therefore or, (b) pay to Lessor the total amount due as if Lessee had exercised its option set forth in paragraph 5. Upon Lessor's receipt of a payment, pursuant to subsection (b), Lessor agrees that its interest in the Equipment shall become the property of Lessee and Lessee's insurer (as their interest may appear) in its then condition, as is, WITHOUT WARRANTY FROM LESSOR, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, except as set forth in Schedule C.

10.  DEFAULT.

     If, during the continuance of this Lease, one or more of the following events ("Events of Default") shall occur:

     A. Lessee fails to pay when due any rent or other amount;

     B. Lessee fails to observe and/or perform any other covenant, condition or term of this Lease Agreement;

then Lessor, at its option, ten (10) days after providing notice of such event to Lessee at the above address, and the event remaining uncured, may do any one or more of the following:

     (1) consider this Lease in default, whereupon the entire amount of rent remaining to be paid over the balance of the lease term of all Equipment then leased hereunder, shall become immediately due and payable;

     (2) proceed by appropriate action to enforce performance by Lessee of the covenants and terms of this Lease and/or to recover damages for the breach thereof;

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

     (3) terminate this Lease upon written notice to Lessee;

     (4) whether or not this Lease be so terminated, and without notice to Lessee, repossess the Equipment wherever found, with or without legal process, and for this purposes Lessor and/or its agents may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession being hereby expressly waived by Lessee) and remove the Equipment therefrom; or

     (5) consider and deem that the option provided in Paragraph 5 hereof had been exercised as of the end of the Initial Term, but that the balance of the Purchase Price had not been paid, entitling Lessor to an award and judgment in the amount of such balance of the Purchase Price in addition to interest thereon, accruing as of the date of expiration of the Initial Term, at the rate of twelve percent (12%) per annum, compounding annually.

     With respect to any Equipment returned to Lessor, or repossessed by Lessor pursuant to subparagraph (4) above, Lessor may hold or use such Equipment for any purpose whatsoever, or may without notice to Lessee sell same at a private or public, cash or credit sale, or may re-lease same for such term and upon term and upon such rental as shall be solely determined by Lessor, or may otherwise dispose of the Equipment. The present value of any proceeds of any sale or re-leasing, or other disposition of such Equipment, after first deducting therefrom all costs and expenses of repossession, storage, repairs, reconditioning, sale, re-leasing, attorney's fees and collection fees with respect to such Equipment, shall be credited against Lessee's liability.

     In addition to the foregoing, Lessor may also recover from Lessee all costs and expenses, including, without limitation, reasonable attorney's fees and fees collection agencies, whether or not suit is instituted, and in all courts, arbitration, or the proceedings, including bankruptcy proceedings, incurred by Lessor in exercising any of its rights or remedies.

11. RECORDING AND FILING. Lessee will, upon demand of Lessor, at Lessor's cost and expense, do and perform any other act and will execute, acknowledge, deliver, file, register, record and deposit any and all further instruments required or requested by Lessor (or any assignee of Lessor) including, without limitation, lien search fees, financing statements under the Uniform Commercial Code (which, notwithstanding the intent of Lessor and Lessee that this is a true Lease, Lessor, shall have the right to file wherever and whenever Lessor requires), for the purpose of proper protection to the satisfaction of Lessor, (and/or, of Lessor's assignee) and hereby grants Lessor and its assignees, limited power of attorney to execute the same.

12.  MISCELLANEOUS.

A. GENERAL. This Lease and any Schedule hereto constitute the entire agreement between the parties with respect to the Equipment and the subject matter of this Lease. No term or provision of this Lease may be changed, or waived, amended or terminated except by a written agreement signed by the parties. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default whether similar in kind or otherwise. Captions of sections of this Lease are for convenience only and shall not define or limit any of the terms or provisions hereof. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction, shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without


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invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The provisions of this Lease Agreement shall survive termination of the Lease.

B. GOVERNING LAW, CONSENT TO JURISDICTION, ARBITRATION. This Lease shall be governed by the laws of Texas. Lessee consents to the jurisdiction of the courts of the State of Texas. Any dispute hereunder shall be resolved by expedited arbitration in Houston, Texas, under the auspices and in accordance with the applicable rules of the American Arbitration Association, and judgment on any award may be entered in the courts of the State of Texas and in any other court having jurisdiction.


IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to due authority, have so agreed as of the date first set forth above.


                                      LESSOR:

                                      Thrustmaster of Texas, Inc.
ATTEST:

                                      By:  /s/ JOE R. BEKKER
                                         ------------------------
By: /s/ SYLVIA SALMAS                    Joe R. Bekker, President
    -----------------
            Secretary


                                      LESSEE:

                                      Torch Offshore, Inc.
ATTEST:

                                      By:  /s/ THOMAS P. BUDDE
                                         -------------------------
By:                                      Thomas P. Budde
   -------------------                   Senior Vice President - Administration
             Secretary


                                   SCHEDULE A
                                 RENTAL SCHEDULE

                                                Leasing Rates
                                  Initial Term Rent                                         Purchase
                                    (Int. 6 Mos.)          Monthly             Daily          Price
                                    -------------          -------             -----          -----
Two OD500N thrusters                 184,122                30,687             1,000         409,160
         with accessories

ABS Classification                                                                            17,000

Option for 750HP:
         Two OD750N thrusters
         with accessories                                                                    654,274



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